Exhibit 10.2

Loan Agreement

Party A (lender): Future FinTech (Hong Kong) Limited (hereinafter referred to as “Party A”)

Address:

Party B (borrower): Wintus China Limited (hereinafter referred to as “Party B”)

Address:

Whereas: Party B is a company with rich resources of target companies for investment globally. Party A intends to form a long-term strategic cooperative partnership with Party B including cooperation with Party B in the form of equity investment in the future. Parties have reached the following agreement through friendly negotiation:

1、 Party A agrees to alone or with other shareholders and partners lend funds to Party B in the form of loan. The total loan amount lent to Party B is $6,363,000 (6.363 million USD).

2、 The purpose of the loan is for Party B to expand its own business scale and its daily operation.

3、 Loan term: the loan term is 12 months, from May 31, 2022 to May 30, 2023. After the expiration, both parties can negotiate an extension.

4、 The loan interest rate is 10% per annum, and the loan interest shall be paid at maturity.

5、 If the borrower requires early repayment, it shall submit an application to the lender in advance, and the borrower can prepay only with the approval of the lender. If the borrower repays the loan early, the interest shall be reduced accordingly.

6、 If the borrower fails to repay the loan on time, the lender has the right to recover the loan and charge a penalty interest in accordance with the bank’s standard.

7、 Party A or its designated third party shall transfer the loan amount to the following designated bank account of Party B:

Account Name: Wintus China Limited

Account No.:

Swift No.:

Name of the Bank:

Bank address:

8、 Representations and Warranties:

(1) The borrower shall only use the loan for the purpose agreed in the loan agreement.

(2) The loan to Wintus China Limited is for expanding its own business scale and daily operation.

9、 Settlement of Disputes:

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation or mediation by a third party. If the negotiation or mediation fails, a lawsuit may be brought to the Hong Kong District Court.

10、 This agreement shall come into force from the date when it is stamped or signed by both parties. This agreement is made in duplicate for each party to have one copy and each copy of the agreement has the same legal effect.

Party A (signature / seal):	Party B (signature / seal):

Date: May 30, 2022	Date: May 30, 2022